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                                                                   EXHIBIT (11)
                  WALL DATA INCORPORATED
             COMPUTATION OF EARNINGS PER SHARE

                                                                                 THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                                      JUNE 30,                          JUNE 30,
                                                                             1996           1995         1996            1995
                                                                         ------------- -------------- ------------- --------------
  PRIMARY
             Average shares outstanding                                      9,021,868      9,287,404     9,007,820      9,279,454
             Net effect of dilutive stock options based on the treasury
               stock method using average market price                         724,988        811,627       656,954        927,305
                                                                         ------------- -------------- ------------- --------------
             Total weighted average shares outstanding                       9,746,856     10,099,031     9,664,775     10,206,759
                                                                         ============= ============== ============= ==============
             Net income                                                  $   1,661,000 $    4,982,000 $   2,172,000 $    5,003,000
                                                                         ============= ============== ============= ==============
             Net income per share                                        $        0.17 $         0.49 $        0.22 $         0.49
                                                                         ============= ============== ============= ==============
  FULLY DILUTED
             Average shares outstanding                                      9,021,868      9,287,404     9,007,820      9,279,454
             Net effect of dilutive stock options based on the treasury stock method using the period-end market price, if
                higher than average market price                               829,321        811,627       829,321        927,305
                                                                         ------------- -------------- ------------- --------------
             Total weighted average shares outstanding                       9,851,189     10,099,031     9,837,141     10,206,759
                                                                         ============= ============== ============= ==============
             Net income                                                  $   1,661,000 $    4,982,000 $   2,172,000 $    5,003,000
                                                                         ============= ============== ============= ==============
             Net income per share                                        $        0.17 $         0.49 $        0.22 $         0.49
                                                                         ============= ============== ============= ==============

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